                                AMENDMENT TO THE
                          FUND PARTICIPATION AGREEMENT

           This AMENDMENT, dated as of May 1, 2000, between THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Indiana ("LIFE COMPANY"), and NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST, a Delaware business trust ("TRUST"), ADVISERS MANAGERS TRUST, a New York common law trust ("MANAGERS TRUST"), and NEUBERGER BERMAN MANAGEMENT INC., a New York corporation ("NB MANAGEMENT"), is made to the Fund Participation Agreement, dated as of September 18, 1998, among LIFE COMPANY, TRUST, MANAGERS TRUST and NB MANAGEMENT (the "Agreement"). Terms defined in the Agreement are used herein as therein defined.

           WHEREAS, the parties wish to amend Appendix B to the Agreement to add new Separate Accounts.

           NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1. Appendix B of the Agreement is hereby deleted and replaced with new Appendix B attached hereto.

2. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

3. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

NEUBERGER BERMAN                             NEUBERGER BERMAN
ADVISERS MANAGEMENT TRUST                    MANAGEMENT INC.

By:_______________________________           By:_______________________
Name: Peter E. Sundman                       Name: Daniel J. Sullivan
Title:   President                           Title:   Senior Vice President

ADVISERS MANAGERS TRUST                      THE LINCOLN NATIONAL LIFE INSURANCE
                                             COMPANY

                                             By: ______________________
By:_______________________________           Name:  Steven M. Kluever
Name:  Peter E. Sundman                      Title:    Second Vice President
Title:    President

                                   APPENDIX B



Separate Accounts                                    Selected Portfolios
-----------------                                    -------------------

Lincoln National Variable Annuity                    Partners
Account C                                            Mid-Cap Growth

Lincoln National Variable Annuity                    Partners
Account L                                            Mid-Cap Growth

Lincoln Life Variable Annuity                        Partners
Account Q                                            Mid-Cap Growth

Lincoln National Variable Annuity                    Mid-Cap Growth
Account 37

Lincoln National Variable Annuity                    Partners
Account 38

Lincoln National Variable Annuity                    Partners
Account 53                                           Mid-Cap Growth

Lincoln National Flexible                            Partners
Premium Life Account M                               Mid-Cap Growth

Lincoln National FlexiblePremium                     Partners
Variable Life Account R                              Mid-Cap Growth

Lincoln National FlexiblePremium                     Partners
Variable Life Account S                              Mid-Cap Growth


3